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                                                                      EXHIBIT 23



                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Bell Atlantic Corporation on Form S-3 (File No. 333-48083), Form S-3 (File No. 33-30642), Form S-3 (File No. 33-8451), Form S-8 (File No. 33-10377), Form S-8
(File No. 33-10378), Form S-8 (File No. 33-58681), Form S-8 (File No. 33-58683),
Form S-8 (File No. 333-00409), Form S-3 (File No. 33-36551), Form S-3 (File No. 33-49085), Form S-3 File No. (33-62393), Form S-4 (File No. 333-11573), Form S-8
(File No. 333-33747), Form S-8 (File No. 333-41593), Form S-8 (File No. 333-
42801), and Form S-8 (File No. 333-45985), of our reports dated February 9, 1998 (except for the share and per share data adjusted to reflect the stock split referred to in Note 13, for which the date is June 25, 1998), on our audits of the consolidated financial statements and financial statement schedule of the Company and its subsidiaries as of December 31, 1997 and December 31, 1996, and for each of the three years in the period ended December 31, 1997, which reports are incorporated by reference or included in this Annual Report on Form 10-K.



/s/ Coopers & Lybrand L.L.P.


1301 Avenue of the Americas
New York, New York
June 29, 1998